Exhibit 99.1

Universal Truckload Services Inc. to Acquire LINC Logistics Company

Warren, MI – Universal Truckload Services, Inc. (“Universal”) today announced that it will acquire LINC Logistics Company (“LINC”), a leading asset-light provider of custom-developed third-party logistics solutions, in a stock-for-stock transaction valued at approximately $335 million, including the assumption of debt. The combination of Universal and LINC creates one of the largest full-service, asset-light logistics platforms in North America. Universal will issue 0.700 shares of its stock for each of LINC’s outstanding shares, resulting in the total issuance of approximately 14.5 million Universal shares valued at approximately $182 million based on Universal’s closing stock price as of July 25, 2012. The acquisition is expected to be at least 20% accretive to Universal’s 2013 earnings per share.

LINC is a leading asset-light provider of custom-developed third-party logistics solutions that allow its customers and clients to reduce costs and manage their global supply chains more efficiently. LINC primarily provides value-added logistics services to the automotive and manufacturing industries, but also provides dedicated truckload, expedited, and freight forwarding services to customers throughout North America. LINC manages or provides its services at 43 locations throughout the United States, Mexico, and Canada. In the twelve months ended March 31, 2012, LINC generated $301 million of revenue and $49 million of adjusted EBITDA. Based on preliminary estimates for the 13 week period ended June 30, 2012, LINC’s Adjusted EBITDA for the twelve month period ended June 30, 2012 is expected to be between $51.0 million and $51.6 million.

“The combination of Universal and LINC creates one of the largest full-service, asset-light logistics platforms in North America and significantly enhances our long-term growth profile,” said Universal President and Chief Executive Officer Donald Cochran. “We expect that the addition of LINC’s strong business relationships, contractually-based revenue streams, and significant margins will enable us to sell a more comprehensive suite of services to our customers, diversify our business mix, and drive earnings per share growth. We are very excited about the opportunities this transaction will provide Universal going forward.”

LINC President and Chief Executive Officer, H.E. “Scott” Wolfe commented, “LINC is very excited about our new partnership with Universal. We believe that the additional resources we will gain through this combination will enable us to achieve our collective growth goals more expeditiously. We will continue to provide industry-leading service to all of our customers and are excited about the new opportunities that the additional resources of Universal will enable us to provide.”

Matthew Moroun, Chairman of the Board for both Universal and LINC commented, “This combination will accelerate the growth strategies of both companies and maximize value for all shareholders. We remain steadfast in our commitment to the business and we will support the combined management team to the best of our abilities as they focus on building shareholder value through both organic opportunities and acquisitions that complement our expanded platform. Until the closing of this transaction, the management structure of Universal and LINC will remain the same. Following the closing, Scott Wolfe is expected to assume the role of Chief Executive Officer of the combined company. Don Cochran is expected remain President of Universal, and is expected to also become the Vice Chairman of the company. David Crittenden is expected to become the Chief Financial Officer of Universal following this transaction. Bob Sigler is expected to become the Executive Vice President of the company. We believe that this management structure will help support the future growth prospects of the company, and provides Universal with a stable succession plan.”

“We believe strongly in the merits of this combination and the prospects for the combined companies,” continued Matthew Moroun. “Although we as a family currently expect to remain controlling shareholders of Universal, we understand that some of our institutional shareholders would prefer additional liquidity, and we may at the appropriate time seek liquidity for a portion of our shares depending on market conditions, investment opportunities, liquidity needs and other factors.”

Closing of this transaction is subject to customary closing conditions, including expiration or early termination of the waiting period under the Hart-Scott-Rodino Act and successful completion of Universal’s new refinancing.

Stifel Nicolaus Weisel is acting as exclusive financial advisor and Simpson Thacher & Bartlett LLP and Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. are acting as legal counsel to LINC and the Moroun family. Evercore Partners is acting as exclusive financial advisor and Latham & Watkins LLP is acting as legal counsel to the Special Committee of Universal.

Conference Call

Universal Truckload Services, Inc. will host a conference call and webcast with company executives to discuss the details of this transaction. The call will be today at 8:15 a.m. ET. Interested parties are invited to join by phone by calling (866) 622-0924. The conference ID is 14157769. The presentation will also be available through a webcast that can be accessed through Universal’s website at www.goutsi.com.

About Universal Truckload Services, Inc.

Universal Truckload Services, Inc. is primarily an asset-light provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. Universal’s trucking services include both flatbed and dry van operations and Universal provides rail-truck and steamship-truck intermodal support services. Universal also offers truck brokerage services, which allow us to supplement our capacity and provide our customers with transportation of freight not handled by its owner-operators, and full service international freight forwarding and customs house brokerage services.

About LINC Logistics Company

LINC Logistics Company, based in Warren, Michigan is a leading provider of mission-critical third-party logistics solutions that allow its customers and clients to reduce costs and manage their global supply chains more efficiently. LINC offers a comprehensive suite of supply chain logistics services, including value-added, transportation and specialized services. LINC’s value-added logistics services include material handling and consolidation, sequencing and sub-assembling, kitting and repacking, and returnable container management. LINC also provides a broad range of transportation services, such as dedicated truckload, shuttle operations and yard management. LINC’s specialized services include air and ocean freight forwarding, expedited ground transportation and final-mile delivery.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in Universal’s reports and filings with the Securities and Exchange Commission. Universal assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

The following table is a reconciliation of GAAP earnings to Adjusted EBITDA, which is considered a non-GAAP financial measure. Management believes EBITDA and Adjusted EBITDA to be relevant and useful information as EBITDA and Adjusted EBITDA are standard measures commonly reported and widely used by analysts, investors and others to measure financial performance and ability to service debt obligations. However, these financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by generally accepted accounting principles. Other companies may calculate EBITDA and Adjusted EBITDA differently, and therefore Universal and LINC’s EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

											(Unaudited) Pro Forma Combined LTM
	Universal Truckload Services, Inc.					LINC Logistics Company
			(Unaudited)					(Unaudited)
($ in millions)	Year Ended 12/31		13-Weeks Ended		LTM	Year Ended 12/31		13-Weeks Ended		LTM
	2010	2011	4/2/2011	3/31/2012	3/31/2012	2010	2011	4/3/2011	3/31/2012	3/31/2012	3/31/2012
NON-GAAP RECONCILIATION
Net Income	$12.7	$15.8	$2.9	$3.6	$16.5	$33.0	$35.6	$9.5	$10.8	$37.0	$53.5
Interest Expense, Net	(0.1)	(0.1)	(0.0)	(0.0)	(0.1)	1.5	2.2	0.4	0.8	2.6	2.6
Other Non-Operating Income, Net	(6.0)	(1.8)	(1.0)	(0.5)	(1.3)	—	—	—	—	—	(1.3)
Income Taxes	8.7	10.4	1.9	2.3	10.8	2.6	3.8	0.8	0.4	3.3	14.1
Depreciation and Amortization	11.1	11.6	2.9	3.0	11.7	6.5	6.1	1.4	1.5	6.2	17.9

EBITDA	$26.4	$36.0	$6.7	$8.3	$37.7	$43.5	$47.7	$12.2	$13.5	$49.1	$86.8

Adjustments for Facility Closing Costs	—	—	—	—	—	(0.8)	0.4	0.1	(0.1)	0.2	0.2

Adjusted EBITDA	$26.4	$36.0	$6.7	$8.3	$37.7	$42.7	$48.2	$12.3	$13.4	$49.3	$87.0

	LINC Logistics Company
	(Unaudited)
($ in millions)	13-Weeks Ended
	7/2/2011	6/30/2012 [1]
NON-GAAP RECONCILIATION
Net Income	$10.3	$10.5	to	$11.0
Interest Expense, Net	0.6	0.8	to	0.8
Other Non-Operating Income, Net	—	—	to	—
Income Taxes	0.7	0.2	to	0.2
Depreciation and Amortization	1.5	1.4	to	1.5

EBITDA	$13.1	$13.0	to	$13.5

Adjustments for Facility Closing Costs	(0.0)	$—	to	$—
Adjustments for IPO Costs	—	1.8	to	1.9

Adjusted EBITDA	$13.1	$14.8	to	$15.4

Note: Certain numbers on this table have been subject to rounding adjustments.

1)	Preliminary estimated and unreviewed financial results of LINC Logistics for the 13-weeks ended 6/30/12